Exhibit 99.1

SUPERVALU CEO SAM DUNCAN ANNOUNCES EXECUTIVE

AND BANNER LEADERSHIP PLANS

Company continues preparations to operate as a more focused, efficient grocery business

MINNEAPOLIS (March 4, 2013) — SUPERVALU (NYSE: SVU) today announced several changes to its executive and banner retail leadership teams, as it continues preparations to move forward with a focus on serving wholesale grocery operators, growing its hard discount format and running a smaller, more efficient retail operation following the close of its previously announced transaction with AB Acquisition LLC. That transaction is expected to be completed the week of March 18, 2013.

Today’s announcement includes additions to SUPERVALU’s corporate leadership team as well as new presidents at Save-A-Lot and Shop ‘N Save. There will be additional announcements in the coming weeks as new president and chief executive officer Sam Duncan continues to finalize his leadership team.

Corporate Leadership Changes

Mark Van Buskirk has been named executive vice president, merchandising and marketing for SUPERVALU, where he will be responsible for overseeing companywide retail merchandising and marketing efforts, along with directing SUPERVALU’s private brand offerings and retail pharmacy teams.  He spent the past 20 years in leadership positions with Kroger, most recently serving as vice president, meat and seafood merchandising and procurement.

Rob Woseth has been named executive vice president, chief strategy officer.  In addition to overseeing real estate and corporate development, Woseth will focus on identifying strategic growth opportunities that support independent grocers, as well as working with banner leadership to build and maximize the company’s traditional and discount retail businesses.  He spent the past 10 years in business development, strategy and leadership positions with Albertsons Inc. and Albertsons LLC.

Steve Fox has joined SUPERVALU in the role of senior vice president, food merchandising, reporting to Van Buskirk.  He comes to SUPERVALU after spending 41 years in retail leadership positions with Fred Meyer, a division of Kroger.  During his tenure with Fred Meyer, Fox spent 10 years as vice president of produce merchandising/procurement and 11 years as vice president of grocery merchandising/procurement.

All three appointments are effective immediately.

Casteel Named President and CEO at Save-A-Lot

Duncan also announced a leadership change at the company’s hard discount retail chain, appointing Ritchie Casteel as president and CEO of Save-A-Lot, effective immediately.  Ritchie has more than 40 years of experience in retail, including over 30 years in a variety of leadership positions with the original Albertsons Inc, where he finished his tenure as vice president of operations for Albertsons’ Intermountain West Division.

Casteel also served as director of sales and operations for Grocery Outlet from 2005-2009 where he worked closely with independent owner operators to improve sales, margin, shrink, marketing, expense controls and financial balance.  Casteel replaces Santiago Roces who will remain with the company over the next several weeks to assist Casteel in ensuring a smooth and efficient transition.

Banner Presidents Announced

Following the transaction, SUPERVALU will retain five strong regional retail banners: CUB Foods based in Minnesota; Hornbacher’s in North Dakota; Farm Fresh in Virginia; Shop ‘N Save in St. Louis; and Shoppers in Baltimore/Washington DC.  Together these banners operate 191 traditional retail grocery stores and represent slightly more than 25 percent of the company’s anticipated revenues after the banner sale is complete.  The five banner presidents will report directly to Duncan and serve on his leadership team.

Those appointments include:

•                  Eric Hymas has been named president of Shop ‘N Save, replacing Marlene Gebhard who will remain with the company over the next several weeks to assist Hymas in ensuring a smooth and efficient transition. Hymas most recently served as senior vice president of merchandising for SUPERVALU, which included responsibility for all categories across center store, as well as beverages, fuel and convenience, and fresh departments.  Hymas has more than 30 years of experience in grocery retail having started his career in an Albertsons store in Idaho Falls, ID.

•                  Bill Parker has been named president, Farm Fresh, after serving for the past seven months in the role of interim president. His appointment is effective immediately.

•                  Brian Audette will continue as president of CUB Foods.

•                  Matt Leiseth will continue as president of Hornbacher’s.

•                  Bob Bly will continue as president of Shoppers.

Commenting on today’s announcement Duncan said “We have much work to do, both today, and after the transaction closes, but I am pleased with the new leadership team we are assembling and know together we will work tirelessly to improve our business and increase shareholder value.  I am energized by what I have seen every day and believe this company will be successful going forward.”

Departures from SUPERVALU

Duncan will name additional members of his leadership team in the near future.  Today’s announcement also includes news of several current executives who will depart the company upon completion of the transaction.  They include:

•                  Kevin Holt — president, SUPERVALU Retail

•                  Tim Lowe — executive vice president, merchandising

•                  Michael Moore — executive vice president and chief marketing officer

“I thank Kevin for his leadership over our retail teams, as well as Tim and Michael for the work they have done leading our retail merchandising and marketing efforts, respectively,” said Duncan.  “They have helped ready the business for the future and I appreciate all they have done to ensure a smooth transition.  I wish each of them well with their future endeavors.”

About SUPERVALU INC.

SUPERVALU INC. is one of the largest companies in the U.S. grocery channel with annual sales of approximately $35 billion. SUPERVALU serves customers across the United States through a network of approximately 4,350 stores composed of 1,068 traditional retail stores, including 778 in-store pharmacies; 1,329 Save-A-Lot stores, of which 946 are operated by licensee owners; and 1,950 independent stores serviced primarily by the Company’s food distribution business. SUPERVALU has approximately 125,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Except for the historical and factual information contained herein, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including competition, ability to execute initiatives, substantial indebtedness, impact of economic conditions, labor relations issues, escalating costs of providing employee benefits, regulatory matters, food and drug safety issues, self-insurance, legal and administrative proceedings, information technology, severe weather, natural disasters and adverse climate changes, the continuing review of goodwill and other intangible assets, accounting matters and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU’s reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact

Steve Bloomquist

952-828-4144

steve.j.bloomquist@supervalu.com

Media Contact

Mike Siemienas

952-828-4245

mike.siemienas@supervalu.com

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